                                                                  EXHIBIT 10.20

                            DATED 1st December 1995


                       G J KING & SON (HOME FARM) LIMITED

                                     - to -

                             ECC SIMULATION LIMITED

                                    - and -

                             ECC INTERNATIONAL CORP



                      -----------------------------------

                                   AGREEMENT

                                - relating to -


                        Unit 1 Home Farm Business Centre
                       Lewes Road  Brighton  East Sussex

                      -----------------------------------



                       [SPEECHLY BIRCHAM SOLICITORS LOGO]

THIS AGREEMENT dated the 1st December, 1995

BETWEEN:

(1) G J KING & SON (HOME FARM) LIMITED whose registered office is situate at G J King Business Centre Reeds Lane Sayers Common West Sussex; and

(2) ECC SIMULATION LIMITED whose registered office is situate at Kingston Wharf Brighton Road Shoreham by Sea West Sussex

(3) ECC INTERNATIONAL CORP a company incorporated in the State of Delaware and whose principal place of business is at 175 Strafford Avenue Wayne PA 19087-3377 USA

     1.  DEFINITIONS

1.1  In this agreement the following terms shall have the following meanings

     1.1.1      "Completion Date"       means not later than five Working Days
                                        from the latest of (1) 25th March 1998
                                        and (2) the date twenty Working Days
                                        after the date the Landlord notifies
                                        the Tenant that the Premises are vacant
                                        and (3) if a Repairs Notice is served
                                        by the Tenant pursuant to clause 4.2
                                        hereof ten Working Days after the date
                                        the Landlord notifies the Tenant of
                                        completion of the works pursuant to
                                        clause 4.4 hereof

     1.1.2      "Existing Unit 1 Lease" means a lease of the Premises dated
                                        25th March 1994 made between (1) the
                                        Landlord (2) Systems Support
                                        Corporation International Limited and
                                        (3) Carterhouse Group PLC which lease


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
                                contains inter alia an agreement excluding the provisions of Sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 as authorised by a Court Order obtained prior to the grant thereof and an option for the Landlord to determine the lease on 24th March 1998 by giving notice to this effect to the tenant at any time before 25th March 1997

        1.1.3   "Initial Rent"  means the sum of ONE HUNDRED THOUSAND POUNDS
                                (Pound Sterling 100,000) a year exclusive of Value Added Tax

        1.1.4   "Landlord"      means G J King & Son (Home Farm) Limited or
                                such other person as shall from time to time be or become the headlessee estate owner of the Premises

        1.1.5   "Lease"         means the Lease of the Premises to be granted
                                by the Landlord to the Tenant pursuant to this agreement if the Option is exercised by the Tenant such lease to be in the form of the draft Lease attached hereto

        1.1.6   "Option"        means the option to take the Lease of the
                                Premises at the Initial Rent (subject to upward review) which is exercisable by the Tenant in the manner described in clause 3

        1.1.7   "Option Period"                 means the period from the date
                                                of this agreement until 25th
                                                February 1997

        1.1.8   "Premises"                      means the land with the
                                                building erected thereon or on
                                                some part thereof known as
                                                Unit 1 Home Farm Business
                                                Centre Home Farm Road Brighton
                                                East Sussex as the same are
                                                more particularly described in
                                                the Lease

        1.1.9   "Rent Commencement Date"        means the Completion Date or
                                                (if applicable) Five Working
                                                Days from the date of the
                                                Landlord's notice given to the
                                                Tenant pursuant to clause 5.2
                                                hereof whichever is the later

        1.1.10  "Repairs Notice"                means a notice served by the
                                                Tenant pursuant to clause 4.2
                                                hereof

        1.1.11  "The Surety"                    means ECC International Corp

        1.1.12  "Tenant"                        means ECC Simulation Limited

        1.1.13  "Term Commencement Date"        means 25th March 1998

        1.1.14  "Working Day"                   means a day falling on and
                                                between Monday and Friday upon
                                                which clearing banks in the City
                                                of London are open for normal
                                                business

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
1.2 References to a clause or other provision of this agreement shall be to that so numbered or otherwise identified in this agreement unless a contrary intention is expressed

1.3     Clause headings are to be ignored for the purposes of interpretation

1.4 References to any statute shall include a reference to any modification or re-enactment thereof

1.5 At any time when the Landlord or the Tenant comprise two or more persons such expression shall include all and any of such persons and obligations expressed or implied to be made by or with any of them shall be deemed to be made by or with such persons jointly and severally

2.      AGREEMENT

In consideration of the sum of ONE POUND (Pound Sterling 1) paid by the Tenant to the Landlord (receipt of which the Landlord acknowledges) the Tenant shall have the option of taking up the lease of the Premises for a term commencing on the Term Commencement Date and expiring on 24th June 2016 at the Initial Rent (subject to upward review as provided for in the Lease)

3.      EXERCISE OF THE OPTION

3.1 The Option shall be exercisable by notice in writing from the Tenant to the Landlord at any time during the Option Period

3.2     If the Option shall be exercised:-

        3.2.1 The Landlord shall grant to the Tenant and the Tenant shall accept the Lease for a term commencing on the Term Commencement Date and expiring on 24th June 2016 at the Initial Rent (subject to upward review as provided for in the Lease) and the First Reserved Rent (as defined in the Lease) shall commence to be payable on the Rent Commencement Date and the Landlord shall duly execute the original and deliver it to the Tenant and the Tenant and the Surety shall duly execute the counterpart and deliver it to the Landlord; and

        3.2.2 The Landlord shall within 10 Working Days of the exercise of the Option serve a notice on the tenant under the Existing Unit 1 lease to determine that lease on 24th March 1998 and if the Tenant under the Existing Unit 1 lease does not vacate the Premises by 25th March 1998 the Landlord shall use its best endeavours to obtain possession of the Premises as soon as reasonably practicable

4.      CONDITION OF PREMISES

4.1 The Landlord will give the Tenant notice in writing when the Premises are vacant and shall for a period of 20 Working Days from the date of such notice afford the Tenant all necessary facilities and access to the Premises to enable the Tenant and its surveyor to satisfy themselves that the Premises (including the Main Structure (as defined in the Lease) and all fixtures fittings plant machinery and apparatus belonging thereto and the walls fences drains appurtenances and decorations thereof) are in good and substantial repair and condition and cleansed

4.2 The Tenant may within 20 Working Days from the date of the Landlord's notice given pursuant to clause 4.1 hereof (time to be of the essence) give a notice to the Landlord if the Tenant does not consider on reasonable and proper grounds that the Premises (including the Main Structure (as defined in the Lease) and all fixtures fittings plant machinery and apparatus belonging thereto and the walls fences drains appurtenances and decorations thereof) are in good and substantial repair and condition and cleansed and at the same time shall give full details of its reasons for such conclusion

4.3 Upon service of a Repairs Notice the Landlord and the Tenant will endeavour to resolve what if any action should be taken but if they cannot or do not do so the objections not so resolved are to be submitted to an independent chartered building surveyor who shall act as an expert such independent chartered building surveyor to be appointed by the parties or failing agreement appointed on the request of either party by the President for the time being of the Royal Institution of Chartered Surveyors and such independent chartered building surveyor shall:-

        4.3.1 afford to the parties the opportunity to make representations in writing and in reaching his decision he shall consider any written representations made by or on behalf of the parties hereto which are received by him within 10 Working Days after they have been afforded such opportunity and each party shall be entitled to receive a copy of any such written representations made by or on behalf of the other party and within 5 Working Days of such receipt to make written counter representations; and

        4.3.2 be entitled to call for such independent expert advice on such matters as he shall think fit; and

        4.3.3 otherwise than as mentioned in sub-clause 4.3.1 he shall have an unfettered discretion to determine the reference to him; and

        4.3.4 give written reasons for his decision if required by either party; and

        4.3.5 determine the reference to him within 30 Working Days of being appointed

4.4 If a Repairs Notice is served on the Landlord by the Tenant which necessitates the Landlord carrying out works to the Premises such works shall be carried out within a reasonable time in a proper and workmanlike manner with good materials and on completion of such works the Landlord shall give written notice thereof to the Tenant and afford the Tenant an opportunity to inspect the same

5.      COMPLETION

5.1 The Completion of the grant of the Lease shall take place on the Completion Date and completion shall take place at the office of the Landlord's solicitors

5.2 Without prejudice to any right of action or otherwise which the Tenant may have against the Landlord as result of any failure by the Landlord to observe and perform the Landlord's obligations under this Agreement if the Landlord shall default in completing the Lease on the Completion Date the Landlord shall serve written notice on the Tenant when the Landlord is ready and willing to complete the Lease

6.     POSSESSION

Vacant possession of the Premises shall be given on completion of the grant of the Lease

7.     TITLE

7.1 Title to the grant of the lease shall consist of a copy of the entries on the register and a copy of the filed plan for title number ESX177917 together with a copy of the lease referred to in the Property Register of said title

7.2 The Tenant having investigated and accepted the Landlords title to the grant of the lease prior to the date hereof shall raise no objection or requisition in respect thereof save for any which may arise out of a 94B Search at H.M. Land Registry in respect of adverse entries registered after 26th July 1995 being the date the office copy entries supplied to the Tenant's solicitors

8.      LICENSE FEE

 8.1 The Tenant shall pay to the Landlord from the Rent Commencement Date a licence fee equal to the Initial Rent in the same manner as the Initial Rent reserved by the Lease and any insurance premium service charge or other monies due in respect of the Premises which would be due if the Lease had been granted on the Rent Commencement Date plus any Value Added Tax payable on such sums

 8.2 On the grant of the Lease any licence fee as aforesaid and/or insurance premium and service charge paid in advance in respect of any period beyond the date of the grant of the Lease shall be credited against the Initial Rent and/or the insurance premium and service charge due under the Lease

 8.3 If any of the monies payable under this clause 8 by the Tenant to the Landlord shall be due but unpaid for ten Days the Tenant shall pay interest thereon (if demanded by the Landlord) calculated on the daily basis from the due date until receipt by the Landlord at the rate of 4 per centum per annum above the base rate from time to time of Royal Bank of Scotland Plc

 9.     REPRESENTATIONS

The Tenant acknowledges that it has not entered into this agreement in reliance on any representation made but not incorporated herein and also acknowledges that neither the Landlord nor its agents or advisors nor any other person acting for the Landlord has made any representation (whether written oral or implied) in relation to any matter contained or referred to in this agreement or otherwise

10.     MERGER ON COMPLETION

The provisions of this agreement shall not merge on the completion of the grant of the lease of the Premises to the Tenant so far as they remain to be performed

11.     RESTRICTION ON ASSIGNMENT

This agreement is personal to the Tenant and shall not be capable of assignment nor shall the Landlord be required to grant the lease of the Premises to anyone other than the Tenant

12.     NOTICES

Any notices or other written communications required to be served or sent under the terms of this Agreement shall be served or sent by registered post or by recorded delivery to the address of the Surety stated in this agreement or to the registered office for the time being of the Landlord or the Tenant

13.     COSTS

The parties shall bear their own costs in connection with and incidental to this agreement and the grant of the Lease

14.     TERMINATION

14.1 The Landlord may determine this agreement forthwith by notice in writing to that effect if:-

        14.1.1 The Tenant shall enter into liquidation whether compulsory or voluntary (otherwise than for the purpose of amalgamation or reconstruction) notwithstanding the Tenant may have exercised the Option; or

        14.1.2 The Tenant fails to complete the Lease in accordance with the terms of this agreement

14.2 Any determination under clause 14.1 shall be without prejudice to any other rights or remedies of the Landlord against the Tenant for the breach or non-performance of any of the obligations to be performed by the Tenant under this agreement

14.3 Notwithstanding any such determination the Tenant if and to the extent required by the Landlord will at its expense remove without delay any works carried out by the Tenant to the Premises and reinstate the same to the reasonable satisfaction of the Landlord

15.     REGISTRATION

Notice of this agreement shall be registered against title number ESX177917 within three months of the date hereof

16.     NATURE OF THIS AGREEMENT

This agreement is a deed and has been executed by the parties as a deed

17.     SURETY

In consideration of the Landlord agreeing to enter into this Agreement with the Tenant (at the request of the Surety)

17.1 The Surety hereby unconditionally and irrevocably guarantees to the Landlord the performance by the Tenant of the stipulations and obligations and duties on the Tenant's part contained in this Agreement and the payment by the Tenant to the Landlord of all sums of money due or becoming due to the Landlord thereunder (all of which are hereinafter referred to as the "Guaranteed Obligations") and the Surety unconditionally undertakes with the Landlord that if and whenever the Tenant shall be in default in relation to the Guaranteed Obligations the Surety will forthwith upon the written demand of the landlord pay to the Landlord the whole amount in respect of which the Tenant is so in default and will indemnify and keep indemnified the Landlord in respect of any non performance non observance or other breach and will by way of primary obligation perform observe or keep (as the case may be) the stipulations obligations or duties in respect of which the Tenant is so in default

17.2 The Surety shall not be exonerated or discharged from its liability hereunder by any insolvency or the liquidation of the Tenant or the Surety or by the time being given to the Tenant or the Surety or by any other indulgence or concession to the Tenant or the Surety granted or allowed by the Landlord or by the taking holding varying compromising non-enforcement or release by the Landlord or any other rights in respect of all or any of the obligations or liabilities of the Tenant or the Surety under this Agreement or by any variation to the terms of this Agreement

17.3 Moneys payable by the Tenant or the Surety shall be paid to the Landlord to such account in England as the Landlord shall from time to time require in writing

17.4 The Surety represents and warrants to the Landlord that the Surety has full power authority and legal right to enter into the obligations contained in this Clause 17

17.5 The rights and obligations of the parties hereto shall be governed and construed in accordance with English law

17.6    The Surety hereby irrevocably:-

        17.6.1 agrees that the Courts of England and Wales shall have jurisdiction to hear and determine any suit action or proceeding arising out of or relating to this Agreement (including this Clause 17) and

        17.6.2 waives to the fullest extent permitted by law any objection which the Surety may now or hereafter have to the jurisdiction of the Courts of England and Wales to hear and determine any suit action or proceeding arising out of or relating to this Agreement (including this Clause 17) or any claim that any such Court is not a convenient or appropriate forum

        17.6.3 agrees that the process by which any suit action or proceeding is begun may be served on the Surety by being delivered in connection with any suit action or proceeding in England to the Tenant

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
17.7    The submission to the jurisdiction of the Courts referred to in Clause
        17.7 shall not (and shall not be construed as to) limit the right of the Landlord to take proceedings against the Surety in any other Court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not

IN WITNESS the hands of the parties hereto or their duly authorised representatives the day and year hereinbefore written


Signed  [Signature Illegible]
        ---------------------------------------
A director for and on behalf of ECC Simulation Limited


[Signature Illegible]


Signed  George W. Murphy
        ----------------------------------------
For an on behalf of ECC International Corp

        State of Pennsylvania
        County of Delaware


        The foregoing instrument was acknowledged before me this 28th day of November, 1995 by George W. Murphy of ECC International Corp., a Delaware Corporation, on behalf of the corporation


[SEAL]

                                 NOTARIAL SEAL
                        Margery R. Green, Notary Public
                          Radnor Twp., Delaware County
                      My Commission Expires Jan. 31, 1998
                      -----------------------------------
                  Member, Pennsylvania Association of Notaries

THIS LEASE made the                                                         1995

BETWEEN

(1) G J KING & SON (HOME FARM) LIMITED whose registered office is situate at G J King Business Centre Reeds Lane Sayers Common West Sussex (hereinafter called "the Landlord") of the first part and

(2) ECC SIMULATION LIMITED whose registered office is situate at Kingston Wharf Brighton Road Shoreham by Sea West Sussex (hereinafter called "the Tenant") of the second part and

(3) ECC INTERNATIONAL CORP a company incorporated in the State of Delaware and whose principal place of business is at 175 Strafford Avenue Wayne PA 19087-3377 USA (hereinafter called "the Surety") of the third part

WITNESSETH as follows:-

1. IN this lease where the context so admits the following expressions shall have the following meanings respectively that is to say:-

        "the landlord"
        means the Landlord hereinbefore named or such other person for the time being entitled to the reversion immediately expectant upon the determination of the Term

        "the Tenant"
        means the Tenant hereinbefore named or such other person in whom the Term shall for the time being be vested and wherever it includes more than one person the covenants on the part of the Tenant hereinafter contained shall be deemed to be joint and several

        "the Plan"
        means the plan numbered 1 annexed hereto

                            [Schematic of property]

        "the Grassed and Planted Areas"
        means the grassed and planted areas which adjoin Home Farm Road Brighton East Sussex

        "the Demised Premises"
        means the land with the building erected thereon or on some part thereof known as Unit 1 Home Farm Business Centre Home Farm Road Brighton East Sussex and the curtilage thereof as the same is shown edged red on the Plan and shall include any other building from time to time erected thereon or on some part thereof

        "Unit 2"
        means the property adjoining the Demised Premises known as Unit 2 Home Farm Business Centre Home Farm Road Brighton aforesaid

        "the Main Structure"
        means the roof foundations floor structures load bearing walls or frame stanchions beams window frames external walls external drains pipes and other external services of the Demised Premises

        "the Soakaways"
        means the soakaways situated on Unit 2 and drainage pipes leading thereto from the Demised Premises

        "Insured Risks"
        means (subject to such exclusions and limitations as are imposed by the Insurers and to the extent that insurance cover against any particular risk is ordinarily available with a reputable insurer for property such as the Demised Premises) subsidence landslip heave fire explosion storm tempest lightning aircraft (not being hostile aircraft) and articles dropped therefrom riot civil commotion and flood and such other insurable risks against which the Landlord shall reasonably deem it desirable or expedient to insure

        "Term"
        means a term commencing on 25th March 1998 and expiring on 24th
        June 2016

        "the Rent Commencement Date"
        means                         1998

        "the Initial Rent"
        means the sum of ONE HUNDRED THOUSAND POUNDS (Pound Sterling 100,000) a year exclusive of Value Added Tax

        "the First Reserved Rent"
        means the yearly rent reserved by Clause 2(A) hereof

        "the Secondly Reserved Rents"
        means

        (1) a sum representing the cost reasonably and properly incurred or a fair proportion thereof (subject to the provisions of Clause 4(7)(h) hereof) of complying with the Landlord's insuring covenant hereinafter contained

        (2) all other sums payable by the Tenant under the covenants on the part of the Tenant contained in this lease

        (3)     any interest chargeable under the provisions of this lease

        (4) any additional insurance premiums payable by the Tenant arising under the provisions of Clause 4(7) of this lease

        (5) all expenses costs fees and other sums incurred under the provisions Clause 4(24) hereof

        "the Review Dates"
        means 24th June 2000  24th June 2005  24th June 2010 and 24th June 2015

        "the Review Period"
        means the period starting with any Review Date up to and including the day immediately preceding the next Review Date or starting with the last Review Date up to the end of the Term

        "the Service Charge"
        means the sums payable by the Tenant in accordance with Part 2 of the Second Schedule hereto

        "the Service Charge Year"
        means the period of twelve months up to the 31st March each year or such other period as the Landlord shall from time to time choose

        "the Service Costs"
        means all costs expenses and outgoings whatsoever incurred by the Landlord in carrying out the works and providing the services set out in
        Part 1 of the Second Schedule hereto

        "the Landlord's Surveyor"
        means any person or firm of surveyors appointed by or acting for the Landlord including an employee of the Landlord to perform the function of a Surveyor for any purposes under this lease

        "the Superior Lease"
        means the lease of the Demised Premises and other land and premises dated 9th May 1991 and made between Brighton Borough Council of the one part and the Landlord of the other part

        "the Superior Lessor"
        means Brighton Borough Council or such other person entitled to the benefit of the reversion expectant upon the determination of the Superior Lease

        "the Interest Rate"
        means the rate of Four per centum per annum above the base rate from time to time of The Royal Bank of Scotland PLC

        "the Planning Acts"
        means the Town and Country Planning Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning (Hazardous Substances) Act 1990 and the Planning (Listed Building and Conservation Areas) Act 1990 or any statutory consolidation modification or re-enactment of all or any of the above Acts

        "the Units"
        means all the units lettered "A" and "B" on the Plan together with the forecourt parking and landscaped areas therewith

        "an Individual Unit"
        means any one of the Units

        "Qualifying Person"
        means a company or corporation registered in the United Kingdom which has annual profits (which term shall have a meaning which is consistent with the term "profits for the financial year" where used in the Fourth Schedule to the Companies Act 1985) in the United Kingdom as shown in such company's or corporation's properly audited financial statements for the last three 12 month accounting periods immediately preceding the proposed assignment of this lease to such company or corporation (the last of such accounting periods) expiring not more than 12 months prior to the date of such assignment) which are not less than the sum of the annual rents pursuant to clauses 2(A) and 2(B) of this lease for the year immediately prior to the date of such assignment multiplied by a factor of 2.5

2. IN consideration of the rents and tenants covenants hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the easements and rights specified in
        Part 1 of the First Schedule hereto EXCEPT AND RESERVED unto the Landlord and others the easements and rights specified in Part 2 of the First Schedule hereto TO HOLD the same unto the Tenant for the Term YIELDING AND PAYING to the Landlord without deduction during the

        Term and proportionately for any fraction of a year the rents set out hereunder

        (A)     The FIRST RESERVED RENT as hereinbefore defined being

                (1) from the date hereof until the Rent Commencement Date a peppercorn (if demanded); and

                (2) from and including the Rent Commencement Date until and including the day immediately preceding the first Review Date the Initial Rent; and

                (3) during each successive Review Period a rent equal to the yearly rent previously payable hereunder or such increased rent as shall be ascertained in accordance with Clause 3 hereof whichever shall be the greater BUT during the first Review Period the rent shall not exceed ONE HUNDRED AND TWENTY THOUSAND POUNDS (Pound Sterling 120,000) a year exclusive of Value Added Tax

        ALL such rents to be paid by equal quarterly instalments in advance on the usual quarter days in every year the first payment of the Initial Rent (apportioned in respect of the period from and including the Rent Commencement Date up to and including the day immediately preceding the next following quarter day) to be payable on the Rent Commencement Date

        (B)       The SECONDLY RESERVED RENTS as hereinbefore defined

                  Such rents to be payable from and including the date hereof or (if earlier) the date of occupation (as determined by the Landlord or the Landlord's Surveyor) and to be paid to the Landlord within fourteen days of demand (except as otherwise provided)

3.      RENT REVIEW

        (1) The increased rent for any Review Period shall be (having regard to current open market values) the open market yearly rent at which the whole of the Demised Premises might reasonably be expected to be let at the relevant Review Date

        (A)     On the following assumptions at the relevant Review Date:-

                (i) that the Demised Premises are fit for immediate occupation and use and that no work has been carried out thereon by the Tenant its undertenants or their respective predecessors in title during the Term which has diminished the rental value of the Demised Premises and that in case the Demised Premises have been destroyed or damaged they have been fully restored


                (ii) that the Demised Premises are available to let in the open market by a willing landlord to a willing tenant as a whole without a premium but with vacant possession and subject to the provisions of this lease (other than the amount of the rent hereby reserved but including the provisions for rent review at intervals of every five years) for a term of ten years from the relevant Review Date or the residue then unexpired of the term of this lease (whichever shall be the longer)

                (iii) that the covenants herein contained on the part of the Tenant and the Landlord have been fully performed and observed

        (B)     But disregarding:-

                (i) any effect on rent of the fact that the Tenant its undertenants or their respective predecessors in title have been in occupation of the Demised Premises; and

        (ii) any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant its undertenants or their respective predecessors in title in their respective businesses; and

        (iii) any increase in rental value of the Demised Premises attributable to the existence at the relevant Review Date of any improvement to the Demised Premises or any part thereof carried out with consent where required by and at the expense of the Tenant its undertenants or their respective predecessors in title during the Term otherwise than in pursuance of an obligation to the Landlord or its predecessors in title; and

        (iv) any effect on rental value of any obligation of the Tenant to remove alterations or to restore or reinstate the Demised Premises

        (v) any rent free period or reduced rent period allowed to the Tenant under the terms of this lease

        (vi)    the provisions of clause 6(4)(b) (c) and (d) hereof

(2) The increased rent for any Review Period may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the relevant Review Date by an arbitrator such arbitrator to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant made not earlier than six months before the relevant Review Date

(3) IT IS HEREBY FURTHER PROVIDED in relation to the ascertainment and payment of the reviewed rent as follows:-

        (A) The arbitrator shall be a Chartered Surveyor having not less than ten years experience in letting and valuation of similar property and of similar sized properties to the Demised Premises throughout England

        (B) The arbitration shall be conducted in accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or re-enactment thereof for the time being in force with the further provision that if the arbitrator nominated pursuant to Clause 3 hereof shall die or decline to act the President for the time being of the Royal Institution of Chartered Surveyors or the person acting on his behalf may on the application of either the Landlord or the Tenant by writing discharge the arbitrator and appoint another in his place

        (C) When the increased rent has been ascertained as hereinbefore provided the Landlord and the Tenant shall record it forthwith by each signing and exchanging a separate written memorandum and the Landlord and the Tenant shall bear their own costs in respect thereof

        (D)     (i)     if the increased rent payable on and from any Review
                        Date has not been agreed by that Review Date rent shall continue to be payable at the rate previously payable and forthwith upon the increased rent being ascertained the Tenant shall pay to the Landlord any shortfall between the rent actually paid and the increased rent payable from the relevant Review Date up to the quarter day immediately following the date that the increased rent is ascertained together with interest on each instalment thereof from the date upon which the same would have been payable if the increased rent had been ascertained on the relevant Review Date to the date of actual payment thereof at the rate of two per cent below the Interest Rate and the interest so payable shall be recoverable in the same manner as rent in arrear

                (ii) for the purposes of this proviso the increased rent shall be deemed to have been ascertained on the date when the same has been agreed between the Landlord and the Tenant or as the case may be the date of the award of the arbitrator

        (E)     Time shall not be of the essence of this Rent Review clause

        (F) If either the Landlord or the Tenant shall fail to pay any costs awarded against it in an arbitration under the provisions hereof within fourteen days of the same being demanded by the arbitrator the other shall be entitled to pay the same and the amounts so paid shall be repaid by the party chargeable on demand

(4)     Without prejudice to the provisions of this Clause if on any Review
        Date there shall be in force any enactment which shall relate to the control of rents and/or which shall restrict the Landlord's right to review the rent or recover any increased rent under this lease then the Landlord shall be entitled upon the termination or relaxation of such restriction to serve notice (hereinafter called "Interim Notice") upon the Tenant and from and after the date of the termination or relaxation of such restriction until the next Review Date (or until the end of the Term) as the case may be the rent shall be increased to whichever is the higher of the rent agreed or determined in accordance with the provisions hereinbefore contained but at the date of service of the Interim Notice (or such lesser sum as may be permitted) or the rent payable immediately prior thereto and the provisions of this Clause shall apply accordingly with the substitution of the date of the termination or relaxation of such restriction for the relevant Review Date

4.      THE Tenant hereby covenants with the Landlord as follows:-

        (1)     TO PAY RENT AND INTEREST

                (a) To pay the rents hereby reserved unto the Landlord throughout the Term and during a statutory continuation thereof at all times and in manner aforesaid without any deduction whatsoever except as authorised by any statutory enactment for the time being in force

                (b) If any of the rents hereby reserved shall be due but unpaid for 14 days to pay interest thereon (if demanded by the Landlord) calculated on a daily basis with three monthly rests from the due date until receipt by the Landlord at the Interest Rate (the Interest Rate shall and apply before as well as after and notwithstanding any judgement of the Court) Provided that this sub-clause shall not prejudice any other right or remedy in respect of such reserved rents

                (c) If following the occurrence of any of the events referred to in clause 6(1)(b) hereof acceptance of any of the rents hereby reserved shall be reasonably refused by the Landlord but shall subsequently be accepted without prejudice to any other right or remedy of the Landlord to pay interest thereon (if demanded by the Landlord) calculated on a daily basis with three monthly rests from the due date until acceptance and receipt by the Landlord at the Interest Rate (the Interest Rate shall apply before as well as after and notwithstanding any judgement of the Court) Provided that this sub-clause shall not prejudice any other right or remedy in respect of such reserved rents

(2)     TO PAY SERVICE CHARGE AND INSURANCE

        (a) To pay the Service Charge in the manner set out in Part 2 of the Second Schedule hereto

        (b) To pay on demand therefor the sum representing the cost (subject to the provisions of clause 4(7)(h) hereof) of complying with the Landlord's insuring covenant hereinafter contained

(3)     TO PAY RATES AND TAXES

        To pay and discharge all existing and future rates taxes charges duties assessments and outgoings whatsoever whether parliamentary local or otherwise now or hereafter imposed or charged upon the Demised Premises or any part thereof or upon the owner or any occupier thereof or payable by either in respect thereof (excluding any payable by the Landlord in respect of receipt of rent or any other payment made by the Tenant under this lease (except any VAT payable on rent or any other payment made by the Tenant under this lease) or on any disposition or dealing with or the ownership of the reversion of this lease) but including all charges in respect of water gas electricity and telecommunications used or consumed at the Demised Premises PROVIDED ALWAYS that the Tenant shall not agree or by default allow to be fixed the rateable value of the Demised Premises or any part thereof without the prior written consent of the Landlord such consent not to be unreasonably withheld

(4)     TO REPAIR

        Well and substantially to repair cleanse maintain amend and keep in good and substantial repair the Demised Premises (including the Main Structure and all fixtures fittings Plant machinery and apparatus belonging thereto) and all additions made thereto and the walls fences drains appurtenances and decorations thereof and to renew and replace the same from time to time insofar as the same may be or become beyond repair at any time during or at the expiration of the Term (howsoever determined) damage in all such cases from any of the Insured Risks excepted so long as the Policy of insurance effected by the Landlord shall not have been vitiated or payment of any Policy moneys refused in whole or in part by reason of any act neglect or default of the Tenant its undertenants or their respective servants agents or licensees

(5)     TO PAINT AND DECORATE

        In every third year of the Term and also during the last year thereof (howsoever determined) to paint in a proper and workmanlike manner the outside wood iron and other parts heretofore or usually painted of the buildings on Demised Premises and all additions thereto with two coats of good quality paint suitable for external use and for the surface and material to which it is to be applied such painting in the last year of the Term (howsoever determined) to be in colours previously approved in writing by the Landlord And in every fifth year of the Term and also in the last year thereof (howsoever determined) to paint in a proper and workmanlike manner all the inside wood iron and other parts heretofore or usually painted of the buildings on the Demised Premises and all additions thereto with two coats of good quality paint suitable for the surface and material to which it is to be applied such Painting in the last year of the Term (howsoever determined) to be in colours Previously approved in writing by the Landlord And on the occasion of every such external painting to varnish or colour the external parts usually or previously so dealt with and on the occasion of every internal painting to varnish wash stop whiten and colour all such parts as have previously been or are usually so dealt with and to repaper with suitable paper of good quality (in the last year of the Term (howsoever determined in colours previously approved in writing by the Landlord) the parts previously or usually papered

(6)     TO CLEAN WINDOWS ETC

        To clean internally and externally the windows of the Demised Premises as often as occasion shall require and at least once in every month and at least once a week to remove all refuse rubbish and scrap which may have accumulated on the Demised Premises

(7)     INSURANCE

        (a) Subject to the Landlord having supplied to the Tenant in writing full particulars of any policy of insurance effected on the Demised Premises and any modification or variation thereof not to do or omit or allow to be done or omitted any act matter or thing whatsoever whereby any policy of insurance effected on the Demised Premises or anything therein or on any adjoining or neighbouring premises of the Landlord may become void or voidable or the premiums payable for such insurance increased

        (b) To the extent that any insurance premium payable in respect of any adjoining or neighbouring premises is increased by any use act neglect omission or default of the Tenant its undertenants or their respective servants agents or licensees in relation to the Demised Premises to pay the Landlord on demand the amount of such increase

        (c) In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the insured Risks to give immediate notice thereof in writing to the Landlord

        (d) In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance effected against the same being wholly or partly irrecoverable (by reason of any act neglect omission or default of the Tenant its undertenants or their respective servants agents or licensees) then and in every such case the Tenant will pay to the Landlord forthwith the whole (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating the same

        (e) Subject to the Landlord having supplied in writing to the Tenant full particulars thereof to comply with the requirements and recommendations of the Landlord's insurers

        (f) Not to store on the Demised Premises any inflammable or any explosive combustible or deleterious substance save that the Tenant may store at the Demised Premises such reasonable quantities of inflammable substances in proper and safe containers as are normally used for its business SUBJECT TO the Tenant obtaining the Landlord's insurers prior written approval thereto and the Tenant paying any increase in insurance premium arising therefrom and on the reasonable request of the Landlord supplying to the Landlord details of the type and amounts of the substances stored on the Demised Premises

        (g) To repay to the Landlord on demand the proper costs and expenses incurred in obtaining valuations of the Demised Premises for insurance purposes from time to time but so that such valuations shall not be carried out more frequently than once every three years

        (h) The Landlord may retain for the Landlord's own benefit any commissions or discount received or obtained by the Landlord on or based on the gross premiums and other expenses which would otherwise be paid incurred or suffered by the Landlord in effecting or maintaining such insurance

        (i) To insure and keep insured in the joint names of the Landlord and the Tenant and such other names as the Landlord may reasonably require all the plate glass or any substitute or alternative material used in windows (if any) and doors in the Demised Premises against breakage or damage howsoever caused with an insurance company of repute to the full reinstatement value thereof and public liability relevant to such breakage and pay all premiums necessary for that purpose and whenever required produce to the Landlord or its agent the policy of insurance and the receipt for the current year's premium and whenever a claim arises to use the insurance money forthwith in reinstating the same with a like material to the reasonable satisfaction of the Landlord's Surveyor making up any deficiency out of the Tenant's own moneys

        (j) To pay to the Landlord on demand the amount of any excess which may be applicable in the event of any claim in respect of any of the Insured Risks

(8)     TO EXECUTE WORKS

        To execute all works on or in respect of the Demised Premises now or from time to time throughout the Term lawfully required to be executed by any local or public authority

        (including works required under the Health & Safety at Work etc. Act 1974 the Offices Shops and Railway Premises Act 1963 or any Act amending or replacing the same for the time being in force) whether the said works shall be required to be executed by the Landlord or by the Tenant and in all respects and at the Tenant's own expense to comply with and cause to be complied with the provisions of all statutes byelaws and regulations for the time being in force and the requirements of any competent authority affecting or relating to the Demised Premises or the use thereof and at all times to indemnify and to keep indemnified the Landlord and the Superior Lessor against all claims demands expenses and liability in respect thereof

(9)     NOTICES RECEIVED

        Within seven days of receipt of the same to give full particulars to the Landlord of any notice direction or order or proposal for a notice direction or order made given or issued to the Tenant by any government department or local or public authority and if so required by the Landlord to produce and supply copies of the same to the Landlord AND without delay to take all necessary steps to comply with the same AND ALSO at the request of the Landlord to make or join with the Landlord in making such objections or representations relating to the same as the Landlord shall deem expedient but with due regard being had to the Tenant's interest in the Demised Premises

(10)    TO PERMIT ENTRY TO VIEW

        To permit the Landlord and the Superior Lessor and their respective Surveyors or other agents during the Term at reasonable hours in the daytime on prior appointment to enter the Demised Premises to view the state of repair and condition of the same and to take inventories of the fixtures therein

(11)    TO PERMIT ENTRY TO REPAIR

        To permit the Landlord and the Superior Lessor or their respective agents or the Landlord's Surveyor with or without workmen at any time during the Term at reasonable hours in the daytime on prior appointment except in the case of emergency to enter upon the Demised Premises for the purpose of executing repairs or alterations to or in connection with any adjoining premises of the Landlord or the Superior Lessor the Landlord or the Superior Lessor making good all damage thereby occasioned to the Demised Premises

(12)    TO REPAIR ON NOTICE

        To repair and make good to the satisfaction of the Landlord and the Superior Lessor all breaches of covenant defects and wants of reparation for which the Tenant may be liable under the covenants herein contained of which notice shall have been given by the Landlord to the Tenant within two calendar months after the giving of such notice or sooner if requisite

(13)    TO COMPLY WITH STATUTORY REQUIREMENTS

        (a) At all times to observe and comply with the provisions of or imposed under any statute licence or regulation regulating or permitting the use of the Demised Premises for the purpose for which they are for the time being used and the requirements of any competent authority in that connection and at the expense of the Tenant to do all that is necessary to obtain maintain and renew all licences and registrations required by law for the use of the Demised Premises for that purpose

        (b) At the sole cost of the Tenant to comply with the Planning Acts for the time being in force and of all byelaws orders and regulations licences consents permissions and conditions made thereunder affecting the Demised Premises or any use thereof and to indemnify and keep harmless and indemnified the Landlord against any breach or non-performance of any such requirements and against all costs expenses penalties and levies thereby arising

(14)    PLANNING

        In relation to the Planning Acts:

        (a) Not without prior written consent of the Landlord such consent not to be unreasonably withheld or delayed to apply for permission to carry out on the Demised Premises any development requiring permission under the Planning Acts

        (b) Not to implement any planning permission relating to the Demised Premises without the prior written consent of the Landlord such consent not to be unreasonably withheld or delayed but without prejudice to the generality of the foregoing such consent shall be given if in the opinion of the Landlord or the Landlord's Surveyor (whose decision shall be final) the value of the Landlord's reversionary interest is not affected thereby

        (c) Whenever required to permit the Landlord to enter upon the Demised Premises to comply with any requirement lawfully made of it under the Planning Acts by any competent authority notwithstanding that any action reasonably necessary for compliance interferes with the Tenant's enjoyment of the Demised Premises

        (d) To pay and satisfy any charge which may hereafter be imposed under the Planning Acts in respect of the carrying out of any operations or the institution or continuance of the use of the Demised Premises

        (e) Unless the Landlord shall otherwise direct in writing to carry out and complete before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises (notwithstanding that such works are to be carried out by a later date) as a condition of planning permission for any development begun before such expiration or sooner determination

        (f) If the Tenant shall receive any compensation relating to the Tenant's interest hereunder due to any restriction placed upon the user of the Demised Premises as a result of the Planning Acts then if and when the Tenant's interest hereunder shall be determined by assignment or under the power of re-entry herein contained the Tenant shall forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation

(15)    PERMITTED USE

        Not to use or permit or suffer to be used the Demised Premises or any part thereof otherwise than solely and exclusively as and for use within Classes B1(b) or (c) or B2 of the Town and Country Planning (Use Classes) Order 1987 (as originally enacted) and uses ancillary thereto

(16)    PROHIBITED USES

        Not to use the Demised Premises or any part thereof nor allow the same to be used as the premises of any public or local authority to which the public have access or for any public meeting exhibition or entertainment or for any illegal or immoral purpose or for the purposes of a club whether or not one where intoxicating liquor is supplied to members or their guests nor permit or suffer any sale by auction to be held on the Demised Premises or any part thereof or to sell serve or supply or permit or suffer to be sold served or supplied any intoxicating liquor thereon or therefrom (save that intoxicating liquor may be served to staff in any staff restaurant which is ancillary to the use permitted by Clause 4(15) hereof) or play or use or allow to be played or used any sound-producing instrument or apparatus on the Demised Premises or any part thereof so as to be audible outside the Demised Premises nor permit the Demised Premises to be used as a sleeping place for any person and not to use the Demised Premises or any part thereof or permit or suffer the same to be used for the purpose of any betting transactions or for gaming with or between persons resorting to the Demised Premises and not to make or permit or suffer to be made any application for a Betting Office Licence or a Licence or registration under the Gaming Acts 1963 to 1968 in respect of any part of the Demised Premises


(17)    NUISANCE

        Not to do or commit or permit or suffer to be done or committed upon the Demised Premises or any part thereof any act or thing which shall be a nuisance annoyance or disturbance to the Landlord or the Superior Lessor or to the owners lessees or occupiers for the time being of any adjoining or neighbouring property or to the neighbourhood

(18)    ALTERATIONS

        (a) Not at any time during the Term to make any alteration or addition to the sprinkler system (if any) or to make any alterations to the Demised Premises which effect the operation of the sprinkler system (if any) without first obtaining the consent in writing of the Landlord such consent not to be unreasonably withheld or delayed

        (b) Not at any time during the Term to make any alteration or addition to the electrical installation of the Demised Premises save in accordance with the terms and conditions laid down by the Institution of Electrical Engineer's and the Regulations of the Electrical Supply Authority;

        (c) Not at any time during the Term to erect set up or maintain or suffer to be erected set up or maintained on the Demised Premises or any part thereof any building shed or similar structure whether of a permanent or temporary character

        (d) Not at any time during the Term to make any change to the external design or appearance of the building constructed on the Demised Premises

        (e) Not to cut maim alter or injure or suffer to be cut maimed altered or injured the Main Structure nor make any external or internal alterations in the plan or elevation of the building on the Demised Premises or in any party or other wall nor alter or change any of the materials or architectural decorations of the said building nor make or maintain or suffer to be made or maintained any addition thereto either in height or projection save that if any such alterations as aforesaid are necessary become of a permitted underletting of an Individual Unit then the provisions of Clause 4(18)(g) hereof shall apply thereto mutatis mutandis

        (f) Not at any time during the Term to overload the floors or ceilings or the Main Structure in any way which imposes a weight or strain in excess of that which the building on the Demised Premises is constructed to bear with due margin for safety or which will in any way strain or interfere with the Main Structure

        (g) Not to make any nonstructural erection addition or alteration whatsoever to the Demised Premises (including to walls timbers wires pipes drains appurtenances fixtures or fittings thereof) without the previous consent in writing of the Landlord (which consent shall not be Unreasonably withheld or delayed) such consents to be without prejudice nevertheless to the provisions of this and sub-clauses (13) (14) and (26) hereof nor except in accordance with plans and specifications (with such additional copies thereof as the Landlord may reasonably require) previously submitted to and approved in writing by the Landlord nor carried out except to the satisfaction of its Surveyor

        (h) Nothing herein contained in this sub-clause (18) shall prevent the Tenant from installing or removing internal nonstructural demountable partitioning in the Demised Premises without the Landlord's consent provided such works do not adversely affect the services in the Demised Premises and the Tenant shall supply the Landlord with plans detailing the internal layout of the Demised Premises then current on demand by the Landlord

        (i)     Any alterations or additions carried out to the Demised
                Premises shall at the end or sooner determination of the Term be reinstated by the Tenant if requested in writing by the Landlord so to do

(19)    SIGNS

        (1) Not without the Previous written consent of the Landlord and the Superior Lessor (such consents not to be unreasonably withheld) to carry out or permit the painting or writing of any notice or advertisement whatsoever whether permanent or temporary on the glass of the windows or doors of the building on the Demised Premises or (except with the previous written consent of the Landlord and the Superior Lessor) the affixing or display of any bill notice doorplate sign or advertisement which projects over any street or land over when the public has access

        (2) Without prejudice to the provisions of sub-clause (19)(1) of this Clause not to exhibit put up or permit upon any part of the exterior of the building on the Demised Premises and the open areas thereof without the previous consent in writing of the Landlord and the Superior Lessor (such consents not to be unreasonably withheld or delayed) any bill notice sign or advertisement other than such as relate solely to the Tenant its undertenant or other occupier's business for the time being carried on at the Demised Premises PROVIDED and it is hereby declared that if any bill notice sign or advertisement displayed in or upon any part of the exterior of the building on the Demised Premises or in or upon any part of the interior of the building on the Demised Premises which is visible from outside the building on the Demised Premises shall in the reasonable opinion of the Landlord or the Superior Lessor be unsightly undesirable or objectionable then the same shall be removed by the Tenant within twenty-four hours after the receipt by the Tenant of notice requiring the Tenant so to do

(20)    ALIENATION ETC

(a)     COMPLETE BAR ON CERTAIN DEALINGS

        Not to assign underlet or part with possession or part with or share occupation of the Demised Premises or any part thereof save as hereinafter provided

(b)     SHARING OCCUPATION

        The Tenant may share occupation or possession of any part of the Demised Premises with any member of the group of companies (as defined in Section 42(1) of the Landlord and Tenant Act 1954) of which the Tenant is itself a member on the condition that:-

        (i) no relationship of landlord and tenant is created between the Tenant and any such company

        (ii) the possession or occupation shall forthwith be determined if the Tenant and the relevant member shall cease for any reason whatsoever to be members of the same group of companies

        (iii) On written request from the Landlord or its agents the Tenant shall supply in writing to the Landlord or its agents details of the identity of any company as aforesaid let into occupation

(c)     ASSIGNING THE WHOLE

        Not to assign the whole of the Demised Premises

        (i) without the Landlord's prior written consent such consent not to be unreasonably withheld or delayed and

        (ii)    except to an assignee who shall first have

                (a) entered into a direct covenant with the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this lease

                (b) if reasonably so required by the Landlord procured a covenant with the Landlord by an acceptable guarantor or guarantors in the terms (mutatis mutandis) set out in the Third Schedule hereto or in such other form as the Landlord may reasonably require

(d)     UNDERLETTING THE WHOLE

        Not to underlet the whole of the Demised Premises

        (i) without the Landlord's prior written consent such consent not to be unreasonably withheld

        (ii)    except to an underlessee who shall first have

                (a) entered into a covenant with the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this lease (other than the covenant to pay rent) and

                (b) if reasonably so required by the Landlord (in the case of an underlease for a term of more than 3 years) procured a covenant with the Landlord by an acceptable guarantor or guarantors in the terms (mutatis mutandis) set out in the Third Schedule hereto or in such other form as the Landlord may reasonably require

(iii)   in consideration of any fine or premium

(iv) without reserving a yearly rent payable in advance on the usual quarter days equal to the then open market yearly rental value of the Demised Premises and where the underlease is for a term of more than 3 years such rent shall be reviewable on the same dates and on the same terms as the rent payable under this lease and

(v) except on similar covenants and conditions to those contained in this lease and in particular:

        (a)     for the re-entry on breach of any covenant in the underlease

        (b) that the underlease will contain similar terms as to the carrying out of and the paying for repairs and proper service charges

(vi) without taking from any underlessee unqualified covenants (which the Tenant shall enforce):

        (a) not to assign or underlet the whole of the Demised Premises without prior written consent of the Landlord (under this lease) such consent not to be unreasonably withheld or delayed and

        (b) not to deal in any other way whatsoever with the Demised premises or any part thereof and

        (c) to obtain from any assignee of the underlease a covenant with the Landlord (under this lease) to observe and perform the covenants and conditions on the part of the Tenant contained in this lease (other than the covenant to pay rent) during the term granted by the underlease

(e)     UNDERLETTING AN INDIVIDUAL UNIT

        Not to underlet an Individual Unit

        (i) without the Landlord's prior written consent such consent not to be unreasonably withheld or delayed

        (ii) without the Tenant erecting or procuring the erection of an internal division wall between the Individual Unit and the remaining Unit details of which having been supplied to the Landlord in accordance with Clause 4(18)(g) hereof (and for the avoidance of doubt the provisions of Clause 4(18)(g) hereof shall apply hereto) and without the Tenant complying with all statutory requirements insurers requirements and fire authority requirements or recommendations in relation thereto

        (iii)   except to an underlessee who shall first have

                (a) save in the case of an underletting of less than three years entered into a covenant with the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this lease (other than the covenant to pay rent and insofar as they are applicable to the underletting of an Individual Unit) and

        (b) if reasonably so required by the Landlord (in the case of an underlease for a term of more than three years) procured a covenant with the Landlord by an acceptable guarantor or guarantors in the terms (mutatis mutandis) set out in the Third Schedule hereto or in such other form as the Landlord may reasonably require

(iv)    in consideration of any fine or premium

(v) without reserving a yearly rent payable in advance on the usual quarter days equal to the then open market yearly rental value of the Individual Unit and where the underlease is for a term of more than three years such rent shall be reviewable on the same dates and on the same terms as set out in Clause 3 hereof

(vi)    (a)     except by way of an underlease providing for the re-entry on breach of any covenant in the underlease

        (b) save in the case of an underletting of less than three years except on similar covenants and conditions to those in this lease (insofar as they are applicable to the underletting of an Individual Unit) and in particular that the underlease will contain similar terms as to the carrying out or paying for repairs and proper services charges

(vii) without taking from any underlessee unqualified covenants (which the Tenant shall enforce):

                (a) not to assign the underlet Individual Unit without the prior written consent of the Landlord (under this lease) such consent not to be unreasonably withheld or delayed and

                (b) not to deal in any other way whatsoever with the Demised Premises or any part thereof

                (c) save in the case of an underletting of less than three years to obtain from any assignee of the underlet Individual Unit a covenant with the Landlord (under this lease) to observe and perform the covenants and conditions on the part of the Tenant contained in this lease (other than the covenant to pay rent) during the term granted by the underlease insofar as such covenants and conditions relate to the underlet Individual Unit

(f)     UNDERLEASES FOR LESS THAN 3 YEARS

        Any underlease for a term of three years or less shall exclude the provisions of section 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 by way of agreement authorised by the Court

(g)     RENT REVIEWS UNDER UNDERLEASES

        To procure that in any underletting the yearly rent is reviewed under such under lease in accordance with the terms of the underlease but not to agree any rent on review under any underlease without the prior written consent of the Landlord such consent not to be unreasonably withheld and (if the rent under the underlease is to be awarded by an arbitrator in accordance with the provisions therein contained) to procure that the Landlord's representations as to the yearly rent payable thereunder are made to the arbitrator to the reasonable satisfaction of the Landlord

        (h)     ENFORCEMENT OF COVENANTS

                To enforce the performance and observance by every underlessee of the provisions of the underlease (whether of the whole of the Demised Premises or an Individual Unit) and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of the under lessee or assignee of any underlease nor without the consent of the Landlord (such consent not to be unreasonably withheld) to vary the terms

        (i)     AGREEMENT

                It is hereby expressly agreed and declared that if the Landlord (acting reasonably) shall not be satisfied that the yearly rent to be reserved by a proposed underlease is in accordance with sub-clauses (20(d)(iv) or (20)(e)(v) of this Clause 4 (as the case may be) then the Landlord may refuse its consent to such underletting and such refusal shall be deemed to be reasonable

(21)    TO REGISTER ANY DISPOSITION

        To give notice in writing of every assignment assent transfer under lease change of name charge or devolution of or other instrument relating to or affecting the Demised Premises and to produce a certified copy of the same within twenty one days after the execution or grant thereof to the solicitors of the Landlord and to pay their reasonable registration fee

        (and that of the Superior Lessor) in respect of each such instrument PROVIDED THAT registration of any such document shall not require the Landlord to consider the terms thereof and shall not be evidence that it has done so

(22)    RE-LETTING

        To permit the Landlord and the Superior Lessor or their agents at any reasonable time in the daytime on prior notice to enter upon the Demised Premises and to affix upon any appropriate or suitable part thereof a notice board or boards for re-letting at any time six months prior to the expiration or sooner determination of the Term or at any time for selling and to permit all persons authorised by order in writing of the Landlord or its agents to view the Demised Premises at reasonable hours in the day time without interruption

(23)    EASEMENTS

        To take all necessary steps to prevent any encroachment upon the Demised Premises or the acquisition of any new right to light passage drainage or other easement over upon or under the Demised Premises and to give notice in writing to the Landlord of any threatened encroachment or attempt to acquire any such easement and throughout the Term to preserve unobstructed and undefeated all rights of light and other easements appertaining to the Demised Premises and not to permit or suffer but give notice in writing to the Landlord of any act matter or thing whereby a new easement or encroachment might come to be made into against over or upon the Demised Premises or any part thereof and to do all such things as the Landlord may reasonably require to prevent the same

(24)    LANDLORD'S COSTS

        To pay to the Landlord on an indemnity basis all reasonable and proper Solicitors' (as between a Solicitor and own client) counsels' surveyors' and other professional costs expenses and fees incurred by the Landlord

        (a) In or in contemplation of any proceedings relating to the Demised Premises whether or not under Sections 146 or 147 of the Law of Property Act 1925 or the preparation and service of a notice thereunder (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served on the Tenant has been complied with or the Tenant has enjoyed relief under the provisions of the said Act or forfeiture is avoided otherwise than by relief granted by the Court) and to keep the Landlord fully and effectively indemnified against all costs expenses claims and demands whatsoever in respect of such proceedings

        (b) In the preparation and service of a schedule of dilapidations at any time during or after the Term and in the inspection of the works which are the subject of such schedule whether during or after the carrying out thereof

        (c) In connection with the recovery of any arrears of the rents hereby reserved

        (d) In respect of any application for consent required by this lease whether or not such consent is granted

(25)    TO YIELD UP

        At the expiration or sooner determination of the Term quietly to yield up the Demised premises and any additions thereto so repaired painted cleansed maintained amended kept renewed and replaced as aforesaid

(26)    THE SUPERIOR LEASE ETC

        At all times during the Term to observe and perform the obligations on the part of the Landlord contained in the Superior Lease (except the obligation to pay the premium and the obligations in clause 2(4)(i)(ii) and (iii)) insofar as the same relate to or affect the Demised Premises and to keep the Landlord fully and effectually indemnified against all actions proceedings damages costs expenses claims and demands whatsoever in respect of any breach thereof

(27)    VALUE ADDED TAX

        Whenever in this lease provision is made for the Tenant to pay any sum (including but without prejudice to the generality of the foregoing rent legal costs registration fees surveyors and other professional fees charges and expenses) on which Value Added Tax is payable or may at the election of the Landlord be payable (and provided that the Landlord does so elect) then the Tenant shall pay in addition to such sum Value Added Tax thereon at the rate appropriate at the time of supply Provided That where the Value Added Tax supply is to the Tenant the Landlord shall provide the Tenant with a VAT invoice addressed to and in favour of the Tenant and where the VAT supply is to the Landlord the Tenant shall pay to the Landlord only that part of the Value Added Tax which the Landlord is not entitled to recover

(28)    PIPES AND DRAINS

        Not to obstruct or permit the obstruction of any pipes including the drains serving the Demised Premises by oil grease hair or other deleterious matter but to keep all pipes and drains in or serving the Demised Premises thoroughly cleaned as often as may be necessary

5.      THE Landlord hereby covenants with the Tenant that:-

        (1)     QUIET ENJOYMENT

                The Tenant paying the rents hereby reserved and performing and observing the several covenants conditions and agreements herein contained and on the Tenant's part to be performed and observed may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord

        (2)     THE SUPERIOR LEASE ETC

                To observe and perform the covenants on the part of the Landlord contained in the Superior Lease but only so far as the Superior Lessor shall require the same to be observed and performed and except as they are by this lease expressly assumed by the Tenant

        (3)     TO INSURE

                To insure or cause to be insured the Demised Premises and all Landlord's fixtures and fittings therein or thereon of an insurable nature (other than those which the Tenant or other tenants may be entitled to remove) including all the glass herein (save for plate and other glass insured by the Tenant pursuant to clause 4(7)(i)) against (i) loss or damage by the Insured Risks in such sum (including any incidental expenses) as shall be determined from time to time by the Landlord to represent the reinstatement cost thereof as new together with all professional and other fees and expenses and the cost of site clearance and other incidental expenses (ii) public liability of the Landlord involving or relating to the Demised Premises or any part thereof and (iii) the loss of four years rent in some insurance office of repute and to supply a summary of such insurance and evidence of payment of the current premium to the Tenant on request once yearly and in the case of destruction or damage to the Demised Premises by any Insured Risk to immediately notify the insurer on receiving notification from the Tenant of the damage or destruction and to claim all sums due under the insurance policy and use all reasonable endeavours to procure the payment by the insurer of all sums properly due under the insurance policy and apply for and use all reasonable endeavours to obtain all planning permissions building regulations consents and other consents or licences necessary to enable the Landlord to reinstate the Demised Premises and (unless payment of any money payable under any policy of insurance shall be wholly or partly withheld or refused either in consequence of any exclusion or qualification imposed by insurers or of any act neglect or default of the Tenant its undertenants or their respective servants agents or licensees) to ensure that all insurance moneys (other than for loss of rent and public liability) received by the Landlord are with all convenient speed (subject to the necessary labour and materials being procurable and to all necessary statutory consents being obtained) laid out and applied in rebuilding repairing or otherwise reinstating the Demised Premises and to make up any deficiency out of its own monies

(4)     INSURANCE PROCEEDS

        Subject to the provisions for reinstatement contained in sub-clause (3) of this Clause 5 the building Insurance proceeds shall belong to the Landlord for its own use and benefit absolutely

(5)     NOTIFICATION

                The Landlord will notify its insurers of the Tenant's interest in the Demised Premises and have it noted on the policy or policies of insurance

6.      PROVIDED ALWAYS and it is hereby agreed and declared as follows:-

        (1)     FORFEITURE AND RE-ENTRY

                That this lease is made upon the express condition that if (a) any of the rents hereby reserved shall be unpaid for twenty one days after the due dates whether the same shall have been lawfully demanded or not or (b) any Tenant's covenant shall not have been observed or performed or (c) if the Tenant being an individual or firm shall become bankrupt or be the subject of an interim order under Part VIII of the Insolvency Act 1986 or being a Company shall go into either compulsory or voluntary liquidation (except for the purpose of reconstruction or amalgamation) or shall have an administration order made in respect of it under the Insolvency Act 1986 or if an administrative receiver or a receiver shall be appointed or (d) the Tenant shall enter into composition or arrangement with creditors or shall suffer any distress or execution to be levied on the goods of the Tenant then and in any of the said cases and at any time thenceforth it shall be lawful for the Landlord or its authorised agent to re-enter into or upon the Demised Premises and to repossess and enjoy the same as if this lease had not been made but without prejudice to any right of action or remedy of either party in respect of any antecedent breach of any of the covenants by the other herein contained

        (2)     RENT CESSER

                If during the Term the Demised Premises or any part thereof shall be destroyed or damaged by any Insured Risk so as to be unfit for occupation or use and the policy of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys wholly or partly withheld or refused by reason of any act neglect or default of the Tenant its undertenants or their respective servants agents or licensees the First Reserved Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises shall again be fit for occupation and use or until the expiration of four years from the date of the damage or destruction whichever shall be the earlier and any dispute shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1950 and 1979 or any statutory modification thereof for the time being in force

(3)     DETERMINATION BY EITHER PARTY

        If within four years from the date of such damage or destruction as aforesaid of the Demised Premises reinstatement or rebuilding of the Demised Premises has not been practically completed then after the expiration of the said four year period but only before such practical completion as aforesaid either party may give written notice to the other terminating this lease three months from the date of such notice whereupon this lease shall absolutely determine and the rights and obligations of the parties shall cease but without prejudice to any right or claim arising hereunder and still subsisting at the date of determination

(4)     DETERMINATION BY TENANT

        (a) At any time before 25th November 2002 the Tenant may serve a notice to terminate the Term on 25th December 2003 and if it does so and if the Tenant delivers to the

                Landlord vacant possession of the Demised Premises by 12 noon on 25th December 2003 the Term will end at 12 noon on 25th December 2003 (rent being paid for all that day) but the termination will not affect any claim by either party in respect of antecedent breaches of the provisions of this lease

        (b) The provisions of clause 6(4)(a) hereof shall be null and void if the Tenant (with the consent of the Landlord under this lease) grants an underlease of the whole of the Demised Premises or an Individual Unit at any time before 25th December 2003 which does not comply with the provisions of sub-paragraph (d) hereof save if the Landlord at its discretion releases the provisions of this clause 6(4)(b) in the Licence to Underlet

        (c) Notwithstanding the provisions of clauses 4.20(d) and (e) of this lease the Tenant shall not underlet the whole of the Demised Premises or an Individual Unit after a notice to terminate has been served by the Tenant pursuant to clause 6(4)(a) hereof

        (d) The provisions of sub-paragraphs (b) and (c) above shall not apply in circumstances where an underlease contains an agreement authorised by the Court excluding the provisions of Sections 24-28 (inclusive) of the Landlord and Tenant Act 1954 and is for a term which expires on or before 12 noon on 25th December 2003

(5)     NOTICES

        The provisions of section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply to all notices required to be served under this lease

(6)     MORTGAGEES AND SUPERIOR LESSOR

        In this lease the powers rights matters and discretions reserved to or exercisable by the Landlord including powers to enter inspect repair maintain or alter the Demised Premises or any part of the Landlord's adjoining premises shall also be reserved to or exercisable by its Mortgagees and by the Superior Lessor and their respective servants agents or workmen

(7)     SUPERIOR LESSOR'S CONSENT

        In this lease where the consent of the Landlord is required to any matter the Superior Lessor's consent shall also be obtained by the Tenant if appropriate

(8)     DISPUTES

        Any dispute arising as between the Tenant and the lessee or occupier of any adjacent or neighbouring premises belonging to the Landlord as to any easement right or privilege enjoyed or used in common shall be decided by the Landlord or the Landlord's Surveyor whose decision (save in the case of manifest error) shall be binding upon all parties to the dispute

(9)     RIGHTS OF ENTRY

        Notwithstanding anything contained in this Lease all rights of entry into the Demised Premises (whether by the Landlord its employees or agents or other owners tenants or occupiers of the Landlord's adjoining or neighbouring property) shall only be exercised in the company of an escort provided by the Tenant and the Tenant undertakes to provide such escort when required

(10)    RELEASE OF TENANT

        (a) Subject to compliance with the provisions of clause 4(20)(c) then upon and with effect from completion of a lawful assignment of the whole of the Demised Premises by the person at that time being the Tenant ("the Assignor") to another ("the Assignee") where either the Assignor is a Qualifying Person or the Assignee is a Qualifying Person the Assignor shall cease to have any liability for any future breach or non observance or non performance of the covenants on the part of the Tenant contained in this Lease and any surety of the Assignor shall cease to have any liability for any future breach or non observance or non performance of the covenants on the part of the Tenant contained in this Lease pursuant to any covenants given in any guarantee or agreement between such surety and the Landlord PROVIDED ALWAYS

                (i) that the Assignor and any surety of the Assignor shall nevertheless remain liable in respect of any subsisting breach of the said covenants occurring prior to the date of the lawful assignment; and

                (ii) that the Assignor and any surety of the Assignor shall enter into a Deed of Guarantee whereby the Assignor and any surety of the Assignor covenants with the Landlord as surety (in the form reasonably acceptable to it) incorporating a standard of obligations similar to those set out in Third Schedule hereto but adapted to suit the circumstances in which the guarantee is given for the period during which the Assignee remains liable as tenant under the terms of this Lease.

        (b) If the Assignor and any surety of the Assignor are not released from their respective liabilities by the operation of this clause 6(10) because neither the Assignor or the Assignee is a Qualifying Person then the Assignor and any surety of the Assignor shall in any event cease to have any liability for any future breach or non observance or non performance of the covenants on the part of the Tenant contained in this Lease with effect from the date of the first lawful assignment thereafter by a person at that time being the Tenant to another where either of those persons is a Qualifying Person.

(11)    INTERPRETATION

        (a) Whenever the Demised Premises are vested in more than one person for the Term every covenant on the part of the Tenant herein contained shall be deemed to be made jointly and severally by those persons

        (b) Words importing the masculine gender shall include the feminine gender and words in the singular shall include the plural

        (c) The clause headings hereto shall not affect in any way the construction of this lease

(12)    DELIVERY

        The provisions of this lease (other than those contained in this clause) shall have no effect until this lease has been dated

(13)    AGREEMENT FOR LEASE

        It is hereby certified that there is an agreement for lease to which this lease gives effect

7.      SURETY COVENANTS

The Surety hereby covenants with the Landlord as follows:-

(1) That the Tenant will throughout the Term and also during such period as the Tenant remains in occupation of the Demised Premises pay the rents hereby reserved on the days and in manner aforesaid and shall duly perform and observe all the covenants hereinbefore on the Tenant's part contained and that in the event of the Tenant failing to do so the Surety will indemnify and keep indemnified the Landlord from and against all actions claims demands costs losses and expenses which may be brought or made against or sustained or incurred by the Landlord howsoever arising directly or indirectly out of or in connection with such failure PROVIDED ALWAYS and it is hereby agreed that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the several rents when the same become payable or to enforce performance or observance of the Tenant's covenants and any time which may be given by the Landlord to the Tenant shall not release or exonerate or in any way affect the liability of the Surety under this covenant

(2) That if for any reason the term hereby granted shall be prematurely determined by forfeiture or if the same shall be disclaimed in circumstances releasing the Tenant from liability the Surety will (if so required by the Landlord within 60 days of the date of such forfeiture or disclaimer) accept from the Landlord a grant of a new lease of the Demised Premises from the date of such determination or disclaimer for the residue of the Term then unexpired at the same several rents hereinbefore reserved and subject to the like covenants and provisos as are herein contained and at the expense of the Surety and on the execution of such further lease the Surety shall execute and deliver to the Landlord a counterpart thereof or (as the case may be) the Surety shall accept the vesting in it of this lease

(3) That if the Landlord shall not require the Surety to take a lease of the Demised Premises pursuant to Clause 7(2) above the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent and to all other payments that would have been payable under this lease but for the disclaimer in respect of the period from the date of the said disclaimer until the expiration of six months therefrom or until the Demised Premises shall have been relet by the Landlord whichever shall first occur

(4) The Surety represents and warrants to the Landlord that the Surety has full power authority and legal right to enter into the covenants contained in this Clause 7

(5) The rights and obligations of the parties hereto shall be governed and construed in accordance with English law

(6)     The Surety hereby irrevocably:-

        (a) agrees that the Courts of England and Wales shall have jurisdiction to hear and determine any suit action or proceeding arising out of or relating to this lease (including this Clause 7) and

        (b) waives to the fullest extent permitted by law any objection which the Surety may now or hereafter have to the jurisdiction of the Courts of England and Wales to hear and determine any suit action or proceeding arising out of or relating to this lease (including this Clause 7) or any claim that any such Court is not a convenient or appropriate forum

(7) The submission to the jurisdiction of the Courts referred to in Clause 7(6) shall not (and shall not be construed as to) limit the right of the Landlord to take proceedings against the Surety in any other Court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not

IN WITNESS whereof the parties have executed this lease as a Deed the day and year first before written

                      THE FIRST SCHEDULE above referred to

                                     PART 1

                                 TENANTS RIGHTS

1. A right during the Term to uninterrupted passage and running of water soil drainage gas electricity and telephone lines and other services (in common with the Landlord and the Superior Lessor and all other persons having the like right) through the sewers pipes drains cables wires or other conducting media in the Landlord and the Superior Lessor's property adjoining or neighbouring the Demised Premises all such rights to cease and determine as and when and to the extent from time to time that the said services shall become adopted and maintainable at public expense and the right to enter upon the said adjoining or neighbouring property of the Landlord and the Superior Lessor to make any necessary connections thereto or to cleanse repair renew the same the person exercising such right causing as little inconvenience as possible and making good any damage thereby caused to the property so entered

2. With the Landlord's prior written consent (not to be unreasonably withheld or delayed) and upon reasonable prior written notice given to the Landlord and all other persons affected thereby the right of access into and upon the adjacent premises of the Landlord as may be requisite to enable the Tenant to comply with the Tenant's obligations herein contained subject to causing as little inconvenience as possible and making good any damage caused

3. The right during the Term to exhibit the Tenant's name and business details in such manner as the Landlord shall reasonably decide on the name board sign erected by the Landlord at the junction of Home Farm Road with Lewes Road pursuant to the provisions of the Superior Lease

4. The right at reasonable times and on reasonable notice (except in emergency) to the Landlord and the tenant or occupier of Unit 2 to enter Unit 2 for the purposes of repairing and maintaining the Soakaways subject to making good any damage to Unit 2 caused by such entry

                                     PART 2

                                LANDLORDS RIGHTS

1. Unto the Landlord and the Superior Lessor and all persons now or hereafter entitled thereto the right of free and uninterrupted passage and running of water soil drainage gas electricity telephone lines and other services from and to any adjoining or neighbouring property by or through the sewers pipes drains cables wires conduits and ducts and other conducting media which are or may hereafter during the Term be in under or upon the Demised Premises and the right to use the Soakaways for the purposes of drainage of rainwater and surface water from Unit 1 but all such rights hereinbefore reserved shall cease and determine as and when and to the extent from time to time that the said services shall become adopted and maintainable at public expense

2. Unto the Landlord and the Superior Lessor and their respective tenants the right at any time and from time to time hereafter to build upon and use any of their adjoining or neighbouring land and rebuild or alter any of the buildings now or hereafter to be erected thereon according to such plans (whether as to height extent or otherwise) and in such manner as they deem fit notwithstanding any interference thereby occasioned to the access of light and air to the Demised Premises or any buildings now or hereafter to be erected on the site thereof

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3.      Unto the Landlord and the Superior Lessor all of the air over a level of two metres above the ridge level of the building now constructed on the Demised Premises as shown on the drawing numbered 2 annexed hereto such level to extend horizontally over the building and elsewhere over the site thereof and over a level of one metre above the level of the fence now erected along the rear boundary of the Demised Premises

4. Unto the Landlord with or without workmen and others the right to enter upon the Demised Premises for the purpose of carrying out the works referred to in paragraph 5 of Part 1 of the Second Schedule hereto

5. Unto the Landlord and (in addition in the case of the right reserved in paragraph (iii) below the Landlord's tenant or tenants of Unit 2 or other the owner or occupier of Unit 2) all persons authorised by the Landlord the right at reasonable times and on reasonable notice (except in emergency) to enter the Demised Premises for the purposes of (i) inspecting the condition and state of repair thereof (ii) carrying out any works (whether of repair or otherwise) for which the Tenant is liable and which the Tenant has failed to carry out pursuant to Clause 4(4) and (8) hereof (iii) carrying out any works (whether of repair or otherwise) to any property adjoining the Demised Premises or to any party structure sewer drain or other thing used by the Tenant in common with others (including without prejudice to the generality of the foregoing the Soakaways) subject to making good any damage to the Demised Premises caused by such entry

                     THE SECOND SCHEDULE above referred to

                                     PART 1

                                 SERVICE COSTS

1. The repair maintenance and replacement from time to time of any drains pipes cables and wires or other conducting media under any property adjoining or neighbouring the Demised Premises until such time and to

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
        the extent that the drains pipes cables and wires or other conducting media shall become adopted and maintainable at public expense

2. Discharging all rates taxes assessments duties and impositions payable in respect of the common parts of the adjoining or neighbouring property of the Landlord the use of which is shared by the Tenant with others

3. Constructing repairing rebuilding and cleansing all party walls and fences and also sewers drains pipes wires and other things the use of which is common to the Demised Premises and any other premises and the said name board referred to in paragraph 3 of Part 1 of the First Schedule hereto

        Maintaining and repairing the Grassed and Planted Areas save for any part of that area which is demised to a tenant

5. Maintaining and keeping the landscaped areas within the Demised Premises well and properly cultivated and trimmed and cut and free from weeds and in a tidy condition and to ensure that the said landscaped areas are fully planted out with appropriate plants and shrubs

6. Providing such other services or carrying out any other work which the Landlord shall from time to time reasonably consider necessary for the benefit of the Demised Premises and any other premises on the Landlord's adjoining or neighbouring property

7. Management of the Demised Premises and the adjoining or neighbouring property of the Landlord by the Landlord's surveyor the reasonable and proper management fee of the Landlord's Surveyor not to exceed 12-1/2% of the total cost incurred by the Landlord for the provision of the services referred to in this Part 1 of the Second Schedule hereto

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
                                     PART 2

                                 SERVICE CHARGE

1. The Service Charge to be paid by the Tenant shall be such fair proportion (which may if appropriate be the whole amount) of the actual or anticipated Service Costs for each Service Charge Year which shall be assessed by the Landlord's Surveyor according to a reasonable and proper basis for apportionment applicable from time to time to the Demised Premises and the rights hereby granted

2. The Landlord may make and send to the Tenant notice in writing of the Landlord's estimate of the anticipated Service Costs and the Service Charge applicable to the Demised Premises for each Service Charge Year and the Tenant shall pay such estimate of the Service Charge by equal quarterly instalments in advance on the usual quarter days

3. The Landlord will (unless prevented by causes beyond its control) prepare and send to the Tenant a detailed statement of the actual Service Costs and Service Charge for each Service Charge Year as soon as practicable after the end of such year and in the event of the Service Charge for the Demised Premises exceeding the aggregate amount paid by the Tenant for such year the Tenant will pay the balance due to the Landlord forthwith and in the event of the aggregate amount being greater the excess will be credited by the Landlord by way of set-off against the next instalment of Service Charge due from the Tenant

                      THE THIRD SCHEDULE above referred to

1. That the Tenant will throughout the Term and also during such period as the Tenant remains in occupation of the Demised Premises pay the rents hereby reserved on the days and in manner aforesaid and shall duly perform and observe all the covenants hereinbefore on the Tenant's part contained and that in the event of the Tenant failing to

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
        do so the Surety will indemnify and keep indemnified the Landlord from and against all actions claims demands costs losses and expenses which may be brought or made against or sustained or incurred by the Landlord howsoever arising directly or indirectly out of or in connection with such failure PROVIDED ALWAYS and it is hereby agreed that any neglect or forbearance of the Landlord in endeavouring to obtain payment of the several rents when the same become payable or to enforce performance or observance of the Tenant's covenants and any time which may be given by the Landlord to the Tenant shall not release or exonerate or in any way affect the liability of the Surety under this covenant

2. That if for any reason the term hereby granted shall be prematurely determined by forfeiture or if the same shall be disclaimed in circumstances releasing the Tenant from liability the Surety will (if so required by the Landlord) accept from the Landlord a grant of a new lease of the Demised Premises from the date of such determination or disclaimer for the residue of the Term then unexpired at the same several rents hereinbefore reserved and subject to the like covenants and provisos as are herein contained and at the expense of the Surety and on the execution of such further lease the Surety shall execute and deliver to the Landlord a counterpart thereof or (as the case may be) the Surety shall accept the vesting in it of this lease

3. That if the Landlord shall not require the Surety to take a lease of the Demised Premises pursuant to paragraph 2 above the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the rent and to all other payments that would have been payable under this lease but for the disclaimer in respect of the period from the date of the said disclaimer until the expiration of six months therefrom or until the Demised Premises shall have been relet by the Landlord whichever shall first occur

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